Exhibit 99.1

Sonnet BioTherapeutics Provides Fiscal Year 2023 First Quarter Business and Earnings Update

●	Data announced from two clinical trials of SON-1010 in both healthy volunteers and patients with advanced solid tumors

●	Entered into collaboration with Janssen Biotech for the evaluation of three Sonnet pipeline compounds

●	Successfully completed two IND-enabling toxicology studies with SON-1210 in non-human primate

PRINCETON, NJ / ACCESSWIRE / February 13, 2023 / Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN) (“Sonnet” or the “Company”), a biopharmaceutical company developing innovative targeted biologic drugs, announced today its financial results for the three months ended December 31, 2022 and provided a business update.

“This was a productive quarter for Sonnet and one of which we are particularly proud. We believe the successful early clinical data we announced sets the stage for SON-1010 as a potentially best-in-class IL-12 therapeutic candidate with unique properties for targeting the tumor microenvironment,” commented Pankaj Mohan, Ph.D., Founder and CEO. “Our prioritized business development initiatives culminated in the work Janssen is currently undertaking to evaluate three of our pipeline assets. We continue to progress our platform with our first bispecific, bifunctional pipeline compound, SON-1210, a first-in-class combination of interleukins 12 and 15 and we look forward to delivering on our 2023 research and development initiatives while remaining focused on partnering as a key component of our strategy.”

“Having recently completed a $15 million financing, we are advancing our stated objective to reduce operating expenses by approximately 30% beginning in our second fiscal quarter, with an eye to making additional cuts to further extend our cash runway. These next few quarters will play an important role in shaping Sonnet’s future, and we remain confident in the promise of our FHAB technology,” said Jay Cross, CFO.

FY 2023 First Quarter and Recent Corporate Updates

Sonnet provided the following corporate updates:

●	On October 31, 2022, announced a collaboration agreement with Janssen Biotech, Inc. (Janssen), one of the Janssen Pharmaceutical Companies of Johnson & Johnson, where in vitro and in vivo efficacy of SON-1010 (IL12-FHAB), SON-1210 (IL12-FHAB-IL15) and SON-1410 (IL18-FHAB-IL12) will be evaluated in combination with certain Janssen proprietary cell therapy assets. The agreement was facilitated by Johnson & Johnson Innovation.

●	On November 2, 2022, announced interim data from the SB101 and SB102 Phase 1 dose-escalation trials of SON-1010. At the time of the press release, 36 subjects had been dosed across the two studies, where cytokine data showed extended pharmacokinetics of SON-1010 with controlled induction of IFNγ and no signs of cytokine release syndrome, or dose-limiting toxicities. Subsequent to this announcement, on January 19, 2023, Sonnet announced follow-up data from the SB102 study in a total of 24 healthy volunteers, where the PK profile supported an extended half-life of SON-1010 of approximately 112 hours, compared to 12 hours for rhIL-12. Observed increases in IFNγ were dose-related, controlled and prolonged. Sonnet expects to announce additional data from both studies during the second calendar quarter of 2023.

●	During December 2022, successfully completed two IND-enabling toxicology studies with SON-1210 in non-human primates. As announced on January 19, 2023, the compound elicited no serious adverse events in repeat, subcutaneous dosing and was well-tolerated using dosing levels at least 50x higher than the highest anticipated human clinical dose level. Data analysis and reporting for both of the studies will enable the preparation of regulatory filings to begin during the first half of 2023 for first-in-human trials of SON-1210.

FY 2022 Third Quarter Ended December 31, 2022 Financial Results

●	As of December 31, 2022, Sonnet had $1.7 million cash on hand and $0.0 million in debt. On February 10, 2023, the company closed a public offering for gross proceeds of $15 million (net proceeds of approximately $13.5 million), issuing 11,664,888 shares of common stock, pre-funded warrants to purchase 2,224,000 shares of common stock, with an exercise of $0.0001 per share, and common warrants to purchase 27,777,776 shares of common stock, with an exercise price of $1.08 per share. After the offering, the Company has 20,232,904 shares of common stock outstanding.

●	Research and development expenses were $3.7 million for the three months ended December 31, 2022, compared to $4.3 million for the three months ended December 31, 2021. The decrease of $0.6 million was primarily due to the establishment of cost savings by transitioning product development activities to cost advantaged locations such as India and Australia and by reducing expenditures on tertiary programs such as SON-3015, which has been placed on a development hold, as well as a decrease in share-based compensation expense.

●	General and administrative expenses were $1.9 million for the three months ended December 31, 2022, compared to $2.1 million for the three months ended December 31, 2021. The decrease of $0.2 million relates primarily to a decrease in share-based compensation expense and consulting expense related to investor relations.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific, bifunctional action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. Sonnet’s FHAB was designed to specifically target tumor and lymphatic tissue, with an improved therapeutic window for optimizing the safety and efficacy of immune modulating biologic drugs. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies, and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet BioTherapeutics Investor Contact:

Michael V. Morabito, Ph.D.

Solebury Strategic Communications

917-936-8430

mmorabito@soleburystrat.com

SOURCE: Sonnet BioTherapeutics, Inc.

Sonnet BioTherapeutics Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

	December 31,	September 30,
	2022	2022
Assets
Current assets:
Cash	$1,700,604	$3,052,879
Incentive tax receivable	1,336,423	717,305
Prepaid expenses and other current assets	1,561,070	1,643,743
Total current assets	4,598,097	5,413,927
Property and equipment, net	43,000	46,211
Operating lease right-of-use asset	241,371	256,594
Deferred offering costs	60,335	113,280
Total assets	$4,942,803	$5,830,012
Liabilities and stockholders’ deficit
Current liabilities:
Related-party notes	$748	$748
Accounts payable	4,573,860	4,752,340
Accrued expenses	3,538,212	3,193,972
Operating lease liability	51,353	51,328
Deferred income	129,176	166,431
Total current liabilities	8,293,349	8,164,819
Operating lease liability	186,686	203,912
Total liabilities	8,480,035	8,368,731

Stockholders’ deficit:
Preferred stock; $0.0001 par value: 5,000,000 shares authorized. No shares issued or outstanding	—	—
Common stock; $0.0001 par value: 125,000,000 shares authorized; 7,964,041 and 5,544,528 shares issued and outstanding at December 31, 2022 and September 30, 2022, respectively	796	554
Additional paid-in capital	93,415,173	88,871,786
Accumulated deficit	(96,953,201)	(91,411,059)
Total stockholders’ deficit	(3,537,232)	(2,538,719)
Total liabilities and stockholders’ deficit	$4,942,803	$5,830,012

Sonnet BioTherapeutics Holdings, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended December 31,
	2022	2021
Collaboration revenue	$37,255	$129,799
Operating expenses:
Research and development	3,745,940	4,265,866
General and administrative	1,903,709	2,078,885
Total operating expenses	5,649,649	6,344,751
Loss from operations	(5,612,394)	(6,214,952)

Foreign exchange gain	70,252	13,971
Net loss	$(5,542,142)	$(6,200,981)
Per share information:
Net loss per share, basic and diluted	$(0.80)	$(1.44)
Weighted average shares outstanding, basic and diluted	6,920,678	4,306,644